     As filed with the Securities and Exchange Commission on April 26, 2004

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  VISIJET, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    33-0838660
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                          192 TECHNOLOGY DRIVE, SUITE Q
                            IRVINE, CALIFORNIA 92618
               (Address of Principal Executive Office) (Zip Code)

                              CONSULTING AGREEMENT
                            (Full title of the plan)

                                RANDAL A. BAILEY
                          192 Technology Drive, Suite Q
                                IRVINE, CA 92618
                     (Name and address of agent for service)

                                 (949) 450-1660
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                             ROBERT J. ZEPFEL, ESQ.
                               HADDAN & ZEPFEL LLP
                       500 NEWPORT CENTER DRIVE, SUITE 580
                             NEWPORT BEACH, CA 92660
                                 (949) 706-6000

                                               CALCULATION OF REGISTRATION FEE

Title of Securities   Amount to          Proposed Maximum               Proposed Maximum                 Amount of
to Be Registered     Be Registered     Offering Price Per Share (1)   Aggregate Offering Price (1)   Registration Fee
----------------     -------------     ----------------------------   ----------------------------   ----------------
Common Stock,
without par value      2,400,000             $ .97                             $ 2,328,000                $ 294.96

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, based on the closing price of the Common Stock, as reported by the OTC Bulletin Board, on April 23, 2004.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following document filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") by VisiJet, Inc. (the "Company") is hereby incorporated by reference in this Registration Statement except as superseded or modified herein: the Annual Report on Form 10-KSB for the year ended December 31, 2003, including any amendment or reports filed for the purpose of updating such description. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the time a post- effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The certificate of incorporation and the by-laws of the registrant provide that the registrant shall indemnify its officers, directors and certain others to the maximum extent permitted by the General Corporation Law of the State of Delaware.

         Section 145 of the General Corporation Law of the State of Delaware provides in relevant part as follows:

              (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative) other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

              (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  The General Corporation Law does not allow for the elimination or limitation of liability of a director: (i) for any breach of a director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 thereof; or (iv) for any transaction from which the director derived an improper personal benefit. The General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

                  In addition, pursuant to the certificate of incorporation and by-laws of the registrant, it is to indemnify its directors and officers against expenses (including judgments or amounts paid in settlement) incurred in any action, civil or criminal, to which any such person is a party by reason of any alleged act or failure to act in his capacity as such, except as to a matter as to which such director or officer shall have been finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable

ITEM 8.  EXHIBITS.

         5.1      Opinion of Haddan & Zepfel LLP

         23.1     Consent of Peterson & Company, LLC

         23.2     Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 26, 2004.

                                             VISIJET, INC.

                                             By /s/ Randal A. Bailey
                                                --------------------------------
                                                Randal A. Bailey, President

                                                      POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randal A. Bailey his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post- effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                          Date
---------                              -----                          ----

/s/ Randal A. Bailey         President and a Director             April 26, 2004
-------------------------    (Principal Executive Officer)
Randal A. Bailey

/s/ Laurence M. Schreiber    Vice President, CFO and a Director   April 26, 2004
-------------------------    (Principal Financial and
Laurence M. Schreiber        Accounting Officer)

Directors:

                             Chairman of the Board of Directors   April , 2004
-------------------------
Richard H. Keates

                              Director                            April , 2004
-------------------------
Adam Krupp

/s/ Norman Schwartz           Director                            April 26, 2004
-------------------------
Norman Schwartz

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

5.1      Opinion of Haddan & Zepfel LLP

23.1     Consent of Peterson & Co., LLC

23.2     Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)